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                                                                   EXHIBIT 23.3






                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



        We hereby consent to (i) the use in the Prospectus (the Prospectus) constituting a part of the Registration Statement on Form S-1 filed by Carrizo Oil & Gas, Inc., a Texas corporation (the Company), under the Securities Act of 1933, of information contained in our reserve report that the Prospectus in Annex A), relating to the oil and gas reserves and revenue, as of March 31, 1997 of certain interests of the Company and the information derived from such letters, (ii) all references to such report letters and/or to this firm in such Prospectus, and further consent to our being named as an expert therein, and
(iii) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.


                                /s/  FAIRCHILD, ANCELL & WELLS, INC.


                                FAIRCHILD, ANCELL & WELLS, INC.



Houston, Texas
June 4, 1997